As filed with the Securities and Exchange Commission on November 6, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-1500700
(State of incorporation)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, CT 06851-1168
(Telephone: (203) 840-6300)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred A. Robustelli, Esq.
Associate General Counsel – Treasury
201 High Ridge Road
Stamford, Connecticut 06927
(203) 961-5322
((Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

William L. Tolbert, Jr., Esq.
Tobias L. Knapp, Esq.
Jenner & Block LLP
919 Third Avenue
New York, NY 10022
(212) 891-1600

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b), check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee	Amount of Registration Fee
Fixed Rate Notes	$3,000,000,000(1)	$409,200

(1)	Includes $60,000,000 as the amount of Fixed Rate Notes that may be issued in upon automatic investment of interest on the Fixed Rate Notes in accordance with the terms thereof.

PROSPECTUS

GENERAL ELECTRIC CAPITAL CORPORATION

FIXED RATE NOTES

          General Electric Capital Corporation may offer from time to time fixed rate notes (the “Notes”).

          We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

RISK FACTORS

          Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Get More Information On GE Capital” below.

          References in this prospectus to “GE Capital,” “GECC,” “we”, “us” and “our” are to General Electric Capital Corporation.

The date of this prospectus is November 6, 2012

ABOUT THIS PROSPECTUS

          This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Get More Information on GE Capital.”

          This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Get More Information on GE Capital.”

          You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

WHERE YOU CAN GET MORE INFORMATION ON GE CAPITAL

          GE Capital files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of our SEC filings are available at http://www.ge.com/secreports. Information about us is also available at http://www.gecapital.com. The information on, or linked to through, our website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

          The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

          (i) GE Capital’s Annual Report on Form 10-K for the year ended December 31, 2011;

          (ii) GE Capital’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012; and

          (ii) GE Capital’s Current Reports on Form 8-K filed on January 20, 2012, February 22, 2012, April 6, 2012, April 20, 2012, May 4, 2012, May 16, 2012 and June 12, 2012, July 20, 2012, July 27, 2012 and October 19, 2012.

          You may request a copy of these filings at no cost. Requests should be directed to GE Capital Invest Direct, P.O. Box 534021, Pittsburgh, Pennsylvania 15253-4021, Telephone No. 1-800-433-4480.

FORWARD-LOOKING STATEMENTS

          Some of the information included or incorporated by reference into this prospectus contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•	current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets;

•	potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation;

•	the impact of conditions in the financial and credit markets on the availability and cost of our funding and on our ability to reduce our asset levels as planned;

•	the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults;

•	changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan);

•	pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates;

•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;

•	our ability to pay dividends at the planned level;

•	the level of demand and financial performance of the major industries we serve, including, without limitation, air transportation, real estate and healthcare;

•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation;

•	strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses;

•	the impact of potential information technology or data security breaches; and

•	numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature.

These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. We do not undertake to update our forward-looking statements.

          We provide greater detail regarding some of these factors in our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC and available on the SEC’s website at www.sec.gov, including the “Risk Factors” section of that report, as such discussions may be amended or supplemented in other reports filed by us with the SEC and elsewhere in this prospectus and any accompanying prospectus supplement. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus and any accompanying prospectus supplement or in our other filings with the SEC.

THE COMPANY

          General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. As of December 31, 2011, all of our outstanding common stock was owned by General Electric Capital Services, Inc. (“GECS”), formerly General Electric Financial Services, Inc., the common stock of which was in turn wholly-owned by General Electric Company (“GE”). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GECC.

          On February 22, 2012, our former parent, GECS, was merged with and into GECC. The merger simplified GE’s financial services’ corporate structure by consolidating financial services entities and assets within its organization and simplifying SEC and regulatory reporting. Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by GE. GECC’s continuing operations now include the run-off insurance operations previously held and managed in GECS. References to GECS or GECC in this prospectus prior to February 22, 2012 relate to the entities as they existed prior to that date and do not reflect the February 22, 2012 merger.

          GECC operates in five segments: Commercial Lending and Leasing, Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services. These operations are subject to a variety of regulatory regimes in their respective jurisdictions. Our operations are located in North America, South America, Europe, Australia and Asia.

          GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168, and its telephone number is (203) 840-6300. At December 31, 2011, GECC’s employment totaled approximately 52,000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Year ended December 31,
Nine months ended
September 30, 2012	2011**	2010**	2009**	2008**	2007**

1.61***	1.52x	1.13x	0.83x	1.26x	1.62x

*

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of earnings before income taxes, noncontrolling interest, discontinued operations and undistributed earnings of equity investees. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is representative of the interest factor of such rentals.

**	The ratio of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively, do not reflect the February 22, 2012 merger of GECS with and into GECC.
***	The ratio of earnings to fixed charges for the nine months ended September 30, 2012 reflects the February 22, 2012 merger of GECS with and into GECC from that date.

USE OF PROCEEDS

          Net proceeds from the sale of the Notes will be used for general corporate purposes.

CERTAIN TERMS OF THE NOTES

General

          The description below of the general terms of the Notes issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the Notes may also be contained in a written communication from us or our agents.

Indenture

          Unless otherwise provided in a prospectus supplement to this prospectus, the Notes will be issued according to the Indenture, dated as of November 5, 2012, between GE Capital and The Bank of New York Mellon, as Trustee. The statements under this heading are subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement filed with the SEC covering the offering of Notes. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

Agent Bank and Servicing Agent

          We have engaged The Bank of New York Mellon as a servicing agent to perform recordkeeping, investor servicing and other services in connection with the Notes and as an agent bank to process funds receipts and disbursements and related services. For these services, we pay The Bank of New York Mellon an administrative fee. In such roles, we refer The Bank of New York Mellon or any successor agents, as the “Servicing Agent” and/or

“Agent Bank,” as applicable, in this prospectus. In the future, we may engage a different Servicing Agent and/or Agent Bank to perform such services in connection with the Notes. We would expect to pay administrative fees to any successor agent we engage.

Interest

          The interest rate for any Notes, as well as the method for calculating interest amounts, and the method or methods by which interest shall be paid on the Notes, will be described in the applicable prospectus supplement or pricing supplement.

Ranking

          The Notes are unsecured and rank equally and ratably with all other unsecured and unsubordinated indebtedness of GE Capital. GE Capital had outstanding indebtedness of approximately $331.8 billion as of September 30, 2012, excluding subordinated notes and debentures payable after one year. Neither the Indenture, nor any other instrument to which GE Capital is a party, limits the principal amount of the Notes or any other indebtedness of GE Capital that may be issued. The Notes will not be subject to any sinking fund. The Notes will be issued in uncertificated form and you will not receive any certificate or other instrument evidencing the Notes other than the confirmation of your initial investment. All funds invested in Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Servicing Agent.

Modification of the Indenture

The Indenture permits us and the trustee for the Notes, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding:

•	to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture; or

•	to modify in any manner the rights of the holders of Notes.

However, the Indenture provides that unless each holder of affected Notes agrees, we cannot:

•	reduce the principal amount of any outstanding Note;

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding Note; or

•	reduce the 66 2/3 percentage of the aggregate principal amount of Notes needed to make additions or modifications.

In addition, the Indenture also provides that we can amend the Indenture without notifying any holders or seeking their consent to:

•

evidence the succession of another corporation to GE Capital, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of GE Capital under the Indenture;

•	establish the terms of any series of Notes;

•

amend, in a manner that will not adversely affect the interests of holders of outstanding Notes of a series, the price or prices at which, period or periods within which or terms and conditions upon which each series of Notes may be redeemed in whole or in part at the option of the holder;

•

cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of the outstanding Notes; or

•	evidence and provide for the acceptance of appointment hereunder by a successor trustee

Events of Default

An event of default with respect to the Notes is defined in the Indenture as being:

•

default for 20 days in payment of any principal or interest on any Note which is not due to administrative error. An administrative error shall not be considered an event of default unless such error shall have continued uncorrected for a period of 30 days after written notice to the Servicing Agent and the trustee for the Notes (with a copy to GE Capital). The trustee for the Notes will be the sole judge of whether an administrative error has been corrected;

•	default for 60 days after written notice to GE Capital in the performance of any other covenant with respect to the Notes; or

•	certain events of bankruptcy, insolvency or reorganization.

Each year, the Indenture requires us to file with the trustee for the Notes a written statement as to the presence or absence of certain defaults under the Indenture. The trustee for the Notes shall, within 90 days after the occurrence of a default in respect of the Notes, give to the holders thereof notice of all uncured and unwaived defaults known to it (the term default to mean the events specified above without grace periods). The trustee for the Notes shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes except in the case of default in the payment of principal or interest on any of the Notes. The Indenture provides that during the continuance of an event of default, either the trustee for the Notes or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the principal of all such Notes to be due and payable immediately. However, under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. The holders of a majority in principal amount of Notes then outstanding may also waive on behalf of all holders past defaults with respect to the Notes except, unless previously cured, a default in payment of principal of or interest on any of the Notes.

Concerning the Trustee

          The Bank of New York Mellon acts as Trustee under the Indenture and is currently acting as Servicing Agent and Agent Bank with regard to the Notes. We, GE and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business. The Bank of New York Mellon also acts as Trustee under certain other indentures with us. A number of our series of senior and subordinated unsecured notes are presently outstanding under indentures with The Bank of New York Mellon, and additional debt securities may be issued under any of such indentures. The Bank of New York Mellon also acts as trustee under an indenture and subordinated indenture with GE.

Termination, Suspension or Modification

          We expect that you will be able to invest in the Notes indefinitely, but we reserve the right at any time to suspend or terminate the Notes offering entirely, or from time to time to modify the procedures for investing in or redeeming the Notes. We also reserve the right to modify, suspend or terminate particular investment options and investment and redemption methods. Written notice of any material modification, suspension or termination will be provided to you at least fifteen calendar days prior to the effective date.

Limitation on Mergers and Sales of Assets

          The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, expressly assumes all of our obligations under the applicable indenture including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Notes outstanding under the Indenture; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the Indenture.

          Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor entity may exercise our rights and powers under the Indenture, and we will be released from further liabilities and obligations under Indenture and the Notes.

Restrictive Covenants

          We will describe any restrictive covenants for any series of Notes in the prospectus supplement. The Indenture does not contain any provisions that:

•	limit our ability to incur indebtedness, or

•	provide protection in the event GE, as sole stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Governing Law

          The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

GE Capital Select Committee

          The GE Capital Select Committee consists of officers of GE Capital designated by our Board of Directors. The Committee has the full power and authority to amend procedures and options for investing in and redeeming the Notes as described above under “Termination, Suspension, or Modification.” The Committee may also interpret applicable provisions, adopt rules and regulations and make certain determinations regarding the Notes. The members of the Committee are our Senior Vice President–Corporate Treasury and Global Funding Operation and two of our Vice Presidents and Assistant Treasurers. Alternate members of the Committee may also serve from time to time. Members of the Committee receive no additional compensation for Committee services.

PLAN OF DISTRIBUTION

          The Notes are offered in the United States, on a continuing basis by GE Capital. GE Capital has designated GE Capital Markets, Inc., a broker-dealer registered with the SEC and a wholly-owned subsidiary of GE Capital, to act as agent on behalf of GE Capital in offering the Notes in certain jurisdictions. GE Capital Markets, Inc. may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We also may from time to time designate other agents through whom Notes may be offered.

          The Notes are being offered only to persons or businesses whose registered addresses are in the United States. If at any time your registered address is outside of the United States, we may redeem all of your Notes. We reserve the right to withdraw, cancel or modify the offer to sell Notes at any time. We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole, or in part.

          GE Capital Markets, Inc. is an affiliate of GE Capital and may participate in certain jurisdictions as a selling agent in the distribution of securities issued pursuant to this prospectus. Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) imposes certain requirements when a FINRA member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as a selling agent in compliance with the applicable requirements of FINRA Rule 5121. The maximum compensation we will pay to the selling agents or underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

LEGAL OPINION

          Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fred A. Robustelli, Associate General Counsel – Treasury of GE Capital will provide an opinion for us regarding the validity of the Notes. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01 % of GE’s common stock.

EXPERTS

          The consolidated financial statements and schedule of GECC as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated herein by reference from the Form 8-K filed by GECC on May 4, 2012 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph stating that, as discussed in Note 1 to the consolidated financial statements, GECC, in 2010, changed its method of accounting for consolidation of variable interest entities and, in 2009, changed its method of accounting for impairment of debt securities, business combinations and noncontrolling interests.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Accounting fees and expenses	$4,100*
Legal fees	150,000*
Printing and distribution fees	10,000*
Miscellaneous	900*
Total	$165,000*

* Estimated, and subject to future contingencies

Item 15. Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of being or having been a director, officer, employee or agent of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that if such action, suit or proceeding shall be by and in the right of the corporation no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney’s fees) actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

          The By-Laws of GECC provide that each person who at any time is or shall have been a director or officer of GECC or is a legal representative of such director or officer, or while an officer or director, is or shall have been serving at the request of GECC as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, who was, is or is threatened to be made a party or is otherwise involved in any action, suit or proceeding shall be held harmless to the fullest extent permitted by applicable law and shall be indemnified by GECC for expenses (including attorney’s fees) such person reasonably incurred in such proceedings as permitted by applicable law. The By-Laws of GECC also permit the indemnification of any other person not an officer or director of GECC that may be indemnified under applicable law.

          GECC is a party to a distribution agreement with respect to securities issued under this prospectus which includes provisions regarding the indemnification of GECC and its officers and directors by the distribution agent against certain liabilities, including liabilities under the Securities Act.

          The directors of GECC are insured under officers and directors liability insurance policies purchased by GE. The directors, officers and employees of GECC are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 16. Exhibits.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description

1(a)		Distribution Agreement dated as of November 5, 2012 between GECC and GE Capital Markets, Inc.
4(a)		Indenture, dated November 5, 2012 between GECC and The Bank of New York Mellon.
5		Opinion and consent of Fred A. Robustelli, Associate General Counsel – Treasury of GECC.
12	Exhibit 12 to GECC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (File No. 1-6461).	Computation of ratio of earnings to fixed charges.
23		Consent of KPMG LLP. Consent of Fred A. Robustelli is included in his opinion referred to in Exhibit 5 above.
24		Power of Attorney.
25		T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon.

Item 17. Undertakings.

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i),(ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 6th day of November, 2012.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ KATHRYN A. CASSIDY

Name: Kathryn A. Cassidy
Title: Senior Vice President, Corporate Treasury and Global Funding Operation

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*MICHAEL A. NEAL	Director, Chief Executive Officer and President (Principal Executive Officer)	November 6, 2012

Michael A. Neal

*JEFFREY S. BORNSTEIN	Director and Chief Financial Officer (Principal Financial Officer)	November 6, 2012

Jeffrey S. Bornstein

*JAMIE S. MILER	Senior Vice President and Controller (Principal Accounting Officer)	November 6, 2012

Jamie S. Miller

*MARK W. BEGOR	Director	November 6, 2012

Mark W. Begor

*WILLIAM H. CARY	Director	November 6, 2012

William H. Cary

*KATHRYN A. CASSIDY	Director	November 6, 2012

Kathryn A. Cassidy

*RICHARD D’AVINO	Director	November 6, 2012

Richard D’avino

*PAMELA DALEY	Director	November 6, 2012

Pamela Daley

Signature	Title	Date

*BRACKETT B. DENNISTON III	Director	November 6, 2012

Brackett B. Denniston III

*JEFFREY R. IMMELT	Director	November 6, 2012

Jeffrey R. Immelt

*PUNEET MAHAJAN	Director	November 6, 2012

Puneet Mahajan

*J. KEITH MORGAN	Director	November 6, 2012

J. Keith Morgan

*DAVID NASON	Director	November 6, 2012

David Nason

*JOHN M. SAMUELS	Director	November 6, 2012

John M. Samuels

*KEITH S. SHERIN	Director	November 6, 2012

Keith S. Sherin

*RYAN A. ZANIN	Director	November 6, 2012

Ryan A. Zanin

*By: /s/ KATHRYN A. CASSIDY	As Attorney-In-Fact for the individuals noted above with an asterisk.	November 6, 2012

Kathryn A. Cassidy